UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2014

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On February 24, 2014, SunLink Health Systems, Inc. (“SunLink”) issued a press release to announce that its board of adopted a new Shareholder Rights Plan (the “Plan”) on February 10, 2014. The Plan is intended to encourage fair treatment of shareholders should a take-over bid be made for SunLink, and provide the Board of Directors of SunLink (the “Board”) and the shareholders of SunLink more time to consider any unsolicited take-over bid. Unless otherwise terminated in accordance with its terms, the Plan will terminate on February 9, 2021.

The Rights issued under the Plan will become exercisable only when a person (including any person related to such person) acquires or announces its intention to acquire 20% or more of the outstanding shares of SunLink. Should such acquisition occur, each right will, upon exercise, entitle a right holder other than the acquiring person or related persons to purchase shares of SunLink at a substantial discount to the market price at the time. The Plan is similar to SunLink’s previous Shareholder Rights Plan adopted by the company in 2004 which prior plan expired on February 8, 2014.

Description of Amended Rights Agreement

The following summary of the terms of the Shareholder Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Shareholder Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Distribution Date. Subject to certain exceptions, Rights would separate from the Common Shares and become exercisable apart from the Common Shares only following the earlier (i) the close of business on the tenth business day after the first date of a public announcement (which, for purposes of the definition of Share Acquisition Date, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) of the Shareholder Rights Agreement, then no Share Acquisition Date shall be deemed to occur, (ii) the close of business on the date that an Acquiring Person becomes the beneficial owner of 35% or more of the then outstanding Common Shares, or (ii) the close of business on the tenth business day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) that, if consummated, would result in such Person being an Acquiring Person is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

Exercise of Rights. Subject to the terms of the Shareholder Rights Agreement, after the Distribution Date, each registered holder of the Rights would initially generally be entitled to purchase one one-hundredths of a share of the Company’s Series A Voting Preferred Shares, no par value (the “Preferred Shares”) (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, prior to the earlier of (i) the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 of the Shareholder Rights Agreement (the earlier of (i) and (ii) being referred to as the “Expiration Date”) for a purchase price of $7.50 (subject to adjustment) (the “Exercise Price”). Under certain circumstances set forth in the Shareholder Rights Agreement, the Company may suspend the exercisability of the Rights.

Definition of Acquiring Person. An “Acquiring Person” is any Person who or which, together with all Affiliates and Associates of such Person, shall become, at any time after the date of the Shareholder Rights Agreement (whether or not such status continues for any period), the Beneficial Owner of Common Shares representing 20% or more of the

Common Shares then outstanding. Notwithstanding the foregoing, (A) the term “Acquiring Person” shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, (B) no Person shall be deemed to be an “Acquiring Person” either (X) as a result of the acquisition of Common Shares by the Company that, by reducing the number of Common Shares outstanding, increases the percentage of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of such subclause (X)) as a result of the acquisition of Common Shares by the Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of an additional number of Common Shares equal to one percent of the number of Common Shares outstanding on the date immediately following the date on which the Person first became the beneficial owner of 20% of the outstanding Common Shares, then such Person shall be deemed an Acquiring Person, or (Y) if (i) such Person, or an Affiliate or Associate of such Person, inadvertently becomes the Beneficial Owner of 20% or more of the outstanding Common Shares, (ii) within eight days thereafter such Person notifies the Board of Directors that such Person did so inadvertently, and (iii) within two days after such notification, such Person is the Beneficial Owner of less than 20% of the outstanding Common Shares and (C) a Person engaged in business as an underwriter of securities shall not be deemed to be an “Acquiring Person” as a result of such Person participating in good faith in a firm commitment underwriting unless such Person is the Beneficial Owner of such securities upon the expiration of 40 days after the commencement of such underwriting.

Exchange Option. In lieu of issuing Preferred Shares in accordance with the terms of the Shareholder Rights Agreement, the Company may with respect to each Right, if a majority of members of the Board of Directors determine that such action is in the best interests of the Company and not contrary to the interests of the holders of Rights, make adequate provision to substitute for “Adjustment Shares”, (x) upon the surrender for exercise of a Right and payment of the Purchase Price (taking into account any reduction in the Purchase Price pursuant to this the terms of the Shareholder Rights Agreement) (1) cash, (2) a reduction in Purchase Price, (3) Common Shares, or other equity securities of the Company (including without limitation preferred share equivalents), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value (as defined) where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of one or more investment or financial advisers selected by the Board of Directors of the Company or (y) upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) cash, (2) Preferred Shares, Common Shares or other equity securities of the Company (including, without limitation, preferred share equivalents), (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of one or more investment or financial advisors selected by the Board of Directors of the Company.

Redemption. The Rights may be redeemed by the Board, at a price of $0.001 per Right (subject to adjustment) at any time prior to the earlier of (x) the Share Acquisition Date (or, if the Share Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), or (y) the Final Expiration Date.

Power to Amend. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26 of the Shareholder Rights Agreement (described in relevant part in the penultimate sentence of this paragraph), the Company and the Shareholder Rights Agent shall, if the Company so directs, supplement or amend any provision of the Shareholder Rights Agreement without the approval of any holders of certificates representing shares of Common Share. From and after the Distribution Date and subject to the penultimate sentence of Section 26 of the Shareholder Rights Agreement, the Company and the Rights Agent shall, if the Company so directs, supplement or amend the Shareholder Rights Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, (iii) to shorten or lengthen any time period thereunder, or (iv) to change or supplement the provisions thereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any Acquiring Person); provided, the Shareholder Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening of such other time period is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Notwithstanding anything contained in the Shareholder Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a Preferred Share for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

Expiration. The Rights will expire on the close of business on February 9, 2021.

Rights Certificates. Prior to a Distribution Date, the Rights will be evidenced by, and trade with, the Common Shares and will not be exercisable or transferable apart from the Common Shares. After a Distribution Date, the Rights Agent would send certificates representing Rights to stockholders and the Rights would trade independent of the Common Shares.

No Rights as a Stockholder; Other Matters. Until a Right is exercised, the holder of Rights, as such, is not entitled to any separate rights as a shareholder of the Company (such as voting or dividend rights). Although the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) or in the event of the redemption of the Rights as set forth above.

Item 9.01 Financial Statements and Exhibits.

Exhibits. The following exhibits are filed with this report:

(d) Exhibit 4.1 – Shareholder Rights Agreement dated as February 9, 2014.

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated February 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name: Mark J. Stockslager
Title: Chief Financial Officer

Dated: February 27, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Shareholder Rights Agreement dated as February 9, 2014.

99.1	SunLink Health Systems, Inc. Press Release dated February 24, 2014.